                                                                       EXHIBIT 8

 **NOTE: PURSUANT TO INSTRUCTION 2 TO ITEM 601 OF REGULATION S-K, A SCHEDULE OF MATERIAL DETAILS OF VARIOUS AMENDMENTS TO LOAN AND PLEDGE AGREEMENTS DIRECTLY
                               FOLLOWS THIS FORM**

                                 FIRST AMENDMENT
                                       TO
                            LOAN AND PLEDGE AGREEMENT

               THIS FIRST AMENDMENT TO THE LOAN AND PLEDGE AGREEMENT (this "AMENDMENT") is made as of February 22, 2001 by and between World Commerce Online, Inc., a Delaware corporation (the "COMPANY"), and Interprise Technology Partners LP (the "LENDER").


                                R E C I T A L S:


               WHEREAS, for value received, the Company and the Lender executed a Loan and Pledge Agreement dated as of February 15, 2001 in the amount of Four Hundred Thousand Dollars ($400,000) (the "LOAN AGREEMENT"); and


               WHEREAS, the Company and the Lender agree to amend and modify the Loan Agreement to clarify the provisions relating to the Lender's senior security interest in the Company's assets.


               NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


               1. Amendment to the Loan Agreement. Section 3.1 of the Loan Agreement shall be amended and restated as follows:

                      "3.1     Security Interest and Pledge. As security for the
        prompt and complete satisfaction of any and all obligations of the Company under this Agreement and the Lender Note, or under any other agreement or note, now existing or hereafter arising, whether for principal, interest, expenses or otherwise, the Company hereby grants, transfers and assigns and pledges to Lender all of its respective right, title and interest in and grants Lender a senior security interest in the Company's assets as set forth in Schedule 3.1 attached hereto (the "PLEDGED ASSETS") now in existence, together with after-acquired property."


               2. Non-Modification. Except to the extent amended and modified hereby, all terms, provisions and conditions of the Loan Agreement shall continue in full force and effect and shall remain unmodified and enforceable.

               IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first above written.

                                 WORLD COMMERCE ONLINE, INC.,
                                    as Borrower

                                 By:  /s/ Mark E. Patten
                                     ----------------------------------------
                                     Mark E. Patten, Chief Financial Officer


                                 INTERPRISE TECHNOLOGY PARTNERS LP,
                                    as Lender

                                 By:   /s/ J.C. Campuzano
                                     ----------------------------------------
                                        Juan Carlos Campuzano, Principal


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              SCHEDULE OF AMENDMENTS TO LOAN AND PLEDGE AGREEMENTS

        The following schedule of details of various amendments to loan and pledge agreements is provided in accordance with Instruction 2 to Item 601 of Regulation S-K. A total of eight (8) separate amendments have been made pursuant to amendments to loan and pledge agreements substantially identical in all material respects to this amendment to loan and pledge agreement dated February 22, 2001, except with respect to the details provided in the table below.

-------------------------- ----------------------- ------------------------ ---------------------
                                                   DATE OF LOAN AGREEMENT   LOAN AMOUNT OF LOAN
    DATE OF AMENDMENT       NUMBER OF AMENDMENT            AMENDED           AGREEMENT AMENDED
-------------------------- ----------------------- ------------------------ ---------------------
     February 22, 2001          Third                   August 14, 2000      $5,000,000
-------------------------- ----------------------- ------------------------ ---------------------
     February 22, 2001          Third                   October 2, 2000      $1,000,000
-------------------------- ----------------------- ------------------------ ---------------------
     February 22, 2001          Third                   November 9, 2000       $500,000
-------------------------- ----------------------- ------------------------ ---------------------
     February 22, 2001          Third                   December 5, 2000       $500,000
-------------------------- ----------------------- ------------------------ ---------------------
     February 22, 2001          Third                   December 20, 2000      $500,000
-------------------------- ----------------------- ------------------------ ---------------------
     February 22, 2001          Third                   December 28, 2000    $2,750,000
-------------------------- ----------------------- ------------------------ ---------------------
     February 22, 2001          Second                  January 3, 2001        $450,000
-------------------------- ----------------------- ------------------------ ---------------------
     February 22, 2001          First                   January 30, 2001       $500,000
-------------------------- ----------------------- ------------------------ ---------------------